Exhibit 99.3

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
	)	AA-EC-04-55
Riggs Bank N.A.,	)
McLean, Virginia	)

CONSENT ORDER OF CIVIL MONEY PENALTY

     WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate a civil money penalty proceeding against Riggs Bank N.A., McLean, Virginia (“Bank”) pursuant to 12 U.S.C. § 1818(i) (as amended) for violations of the law and regulations regarding compliance with the Bank Secrecy Act (“BSA”) and 12 C.F.R. §§ 21.11 and 21.21, and for violations of the Consent Order issued against the Bank dated July 16, 2003.

     WHEREAS, in the interest of cooperation and to avoid the costs associated with future administrative and judicial proceedings with respect to the above matter, the Bank, without admitting or denying any wrong doing or the findings of fact set forth in Article II below, desires to enter into this Consent Order of Civil Money Penalty (“Order”) issued pursuant to 12 U.S.C. § 1818(i).

     NOW, THEREFORE, in consideration of the above premises, it is stipulated by and between the Comptroller, through his duly authorized representative, and the Bank that:

Article I

JURISDICTION

     (1)     The Bank is a national banking association, chartered and examined by the Comptroller, pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq. Accordingly, the Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c)(2).

     (2)     Pursuant to 12 U.S.C. § 1813(q), the Comptroller is the “appropriate Federal banking agency” to initiate and maintain this civil money penalty proceeding against the Bank pursuant to 12 U.S.C. § 1818(i).

     (3)     The Bank is a subsidiary of Riggs National Corporation, a publicly-traded bank holding company.

Article II

FINDINGS AND CONCLUSIONS

A.	Background

     (1)     Pursuant to 12 C.F.R. § 21.21(c), all national banks are required to establish and maintain BSA compliance programs reasonably designed to ensure and monitor their compliance with 31 U.S.C. §§ 5301-5355 and 31 C.F.R. Part 103. At a minimum, a bank’s BSA compliance program must provide for a system of internal controls to ensure ongoing compliance; provide for independent testing for compliance to be conducted by bank personnel or by an outside party; designate an individual or individuals responsible for coordinating and monitoring day-to-day compliance; and provide training for appropriate personnel.

     (2)     Pursuant to 12 C.F.R. § 21.11, a national bank must file SARs when the bank detects a known or suspected violation of Federal law or a suspicious transaction related to money laundering activity or a violation of the BSA.

     (3)     The Comptroller and the Bank entered into a Consent Order dated July 16, 2003, designed to address BSA deficiencies identified at the Bank.

     (4)     The Comptroller and the Bank entered into a supplemental Consent Order dated May 13, 2004.

A.	BSA Compliance Program Deficiencies

     (5)     The Bank violated 12 C.F.R. § 21.21 by failing to comply with the BSA compliance program requirements and by failing to correct deficiencies in the four required elements for a BSA compliance program.

(a)	Internal Controls: The Bank’s internal controls were, and continue to be, seriously deficient. The Bank’s system of internal controls did not effectively identify or address the BSA-related risks that existed in various divisions of the Bank or that related to customers, products, services, or accounts that should have been viewed as high risk. Moreover, the Bank’s Anti-Money Laundering and Enhanced Due Diligence program and Customer Identification Program pertaining to areas deemed to be high-risk were not adequately implemented.

(i)	The Bank did not collect or maintain sufficient information about its foreign private banking customers. As a result, the Bank failed to identify approximately one-third of the accounts related to the country of Saudi Arabia and an unacceptably high number of accounts related to the country of Equatorial Guinea.

(ii)	The Bank omitted disclosure of several Bank accounts in response to requests from the OCC and other governmental agencies.

(b)	Independent Testing: The Bank’s system for independently testing its BSA compliance was inadequate. Bank audits did not review all of the necessary areas, did not uncover or disclose the severity or the extent of weaknesses in the Bank’s BSA compliance, and contained flawed testing and sampling.

(c)	Designation of Individual(s) to Coordinate and Monitor Compliance: The Bank’s management was ineffective in overseeing the Bank’s day-to-day compliance with the BSA laws and its regulations, as evidenced by the numerous and substantial deficiencies in the program.

(d)	Training: The Bank’s numerous BSA-related deficiencies demonstrate that the Bank’s training program was ineffective, did not comply with the Consent Order, and was insufficient to ensure identification of and monitoring for suspicious activities.

B.	SAR Program Deficiencies

     (6)     The Bank did not detect or investigate suspicious activities and did not file SARs as required. In particular, the Bank failed to:

(a)	refer specific inquiries from law enforcement to the area that investigated suspicious activities to determine whether SAR filings were appropriate;

(b)	file accurate Currency Transaction Reports and SARs, in part, based upon inaccurate or incomplete information maintained about Bank customers;

(c)	file timely SARs for any of the transactions listed in paragraph (7) of this Article; and

(d)	investigate suspicious activities occurring in accounts related to the countries of Saudi Arabia and Equatorial Guinea.

     (7)     The Bank did not adequately monitor for suspicious cash, wire, or monetary instrument transactions. In particular, the Bank failed to identify or to monitor potentially suspicious activity pertaining to:

(a)	tens of millions of dollars in cash withdrawals from accounts related to the Saudi Arabian embassy;

(b)	dozens of sequentially-numbered international drafts that totaled millions of dollars, that were drawn from accounts related to officials of Saudi Arabia, and that were returned to the Bank;

(c)	dozens of sequentially-numbered cashier’s checks that were drawn from accounts related to officials of Saudi Arabia made payable to the account holder;

(d)	millions of dollars deposited into a private investment company owned by an official of the country of Equatorial Guinea;

(e)	hundreds of thousands of dollars transferred from an account of the country of Equatorial Guinea to the personal account of a government official of the country; and

(f)	over a million dollars transferred from an account of the country of Equatorial Guinea to a private investment company owned by the Bank’s relationship manager.

C.	Risk Management Deficiencies

     (8)     The Bank did not identify deficiencies in its risk management procedures. These deficiencies included systemic deficiencies in Bank policies, internal controls, and staff oversight. In particular, the Bank failed to:

(a)	increase its risk management procedures or scrutinize accounts related to the country of Equatorial Guinea, until October 2003, despite information that should have raised concerns for the Bank;

(b)	properly supervise the Bank’s relationship manager for the Equatorial Guinea account relationships; and

(c)	discover that a relationship manager had signature authority over two Equatorial Guinea accounts.

D.	Conclusion

     (9)     The Comptroller has concluded that the Bank engaged in systemic violations of law, regulations, and a final order and failed to correct those violations. The Bank failed to comply fully with the requirements of the Consent Order against the Bank dated July 16, 2003. The Bank’s BSA compliance program was deficient in all four elements: internal controls, independent testing, designation of individual(s) to coordinate and monitor compliance, and training appropriate personnel. In addition, the Bank failed to file accurate and timely Suspicious Activity Reports (“SARs”).

Article III

ORDER OF CIVIL MONEY PENALTY

     (1)     The Bank is hereby ordered to pay a civil money penalty in the amount of twenty-five million dollars ($25,000,000).

     (2)     This penalty assessment shall be concurrent with the twenty-five million dollars ($25,000,000) penalty assessed against the Bank by the Financial Crimes Enforcement Network.

     (3)     The payments to the Comptroller and the Financial Crimes Enforcement Network referred to above shall be satisfied by one payment of twenty-five million dollars ($25,000,000) to the United States Department of the Treasury.

     (4)     The Bank shall make payment in full upon issuance of this Order by check or wire transfer. If a check is the selected method of payment, it must be made payable to the United States Department of the Treasury and shall be delivered to: Comptroller of the Currency, P.O. Box 73150, Chicago, Illinois 60673-7150. The docket number of this case should be entered on the check. If a wire transfer is the selected method of payment, it must be made to Treasury NYC Bank account #2071-0001. A copy of the check or wire transfer shall be delivered to the Director, Enforcement and Compliance Division, Office of the Comptroller of the Currency, 250 E St., S.W., Washington, D.C. 20219.

     (5)     This Order shall be enforceable to the same extent and in the same manner as an effective and outstanding order that has been issued and has become final pursuant to 12 U.S.C. §§ 1818(h) and (i) (as amended).

Article IV

WAIVERS

     (1)     By executing this Order, the Bank waives:

(a)	the right to the issuance of a Notice of Civil Money Penalty Assessment under 12 U.S.C. § 1818(i);

(b)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i) and 12 C.F.R. Part 19;

(c)	all rights to seek judicial review of this Order;

(d)	all rights in any way to contest the validity of this Order; and

(e)	any and all claims for fees, costs or expenses against the Comptroller, or any of his agents or employees, related in any way to this enforcement matter or this Order, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412.

     (2)     The Bank’s Board of Directors acknowledges that it has read and understands the premises and obligations of this Order and declares that no separate promise or inducement of any kind has been made by the Comptroller, his agents or employees to cause or induce the Bank to agree to consent to the issuance of this Order and/or to execute this Order.

     (3)     It is hereby agreed that the provisions of this Order constitute a settlement of the civil money penalty proceeding contemplated against the Bank by the Comptroller. The Comptroller agrees not to institute further civil money penalty proceedings against the Bank for the acts, omissions or violations alleged in Article II above, unless such acts, omissions or violations reoccur.

     (4)     It is further agreed that the provisions of this Order shall not be construed as an adjudication on the merits and, except as set forth above in paragraph (3), shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

     (5)     The Bank understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of this Order, and that nothing herein constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representatives of the United States or agencies thereof, including the Department of Justice, to bring other actions deemed appropriate.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Timothy W. Long Timothy W. Long	5/13/04 Date
Senior Deputy Comptroller

     IN TESTIMONY WHEREOF, the undersigned, as the duly authorized and acting President and Chief Executive Officer of the Bank, has hereunto set his hands on behalf of the Bank.

Riggs Bank N. A.

/s/ Lawrence I. Hebert By: Lawrence I. Hebert	5/13/04 Date
Its: President and Chief Executive Officer